Exhibit 4.17

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

MANNKIND CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2015-[    ]

Issuance Date: November 16, 2015

Expiration Date: November 16, 2020

THIS CERTIFIES THAT, for value received, [                                    ] or its assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from MANNKIND CORPORATION, a Delaware corporation (the “Company”), up to [            ] shares of the Company’s Common Stock (the “Common Stock”).

This Warrant is being issued pursuant to the terms of the Investment Banking Agreement, dated October 5, 2015, by and between the Company and Sunrise Securities Corp.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” means the period commencing with the date hereof and ending five (5) years later, unless sooner terminated as provided below.

(b) “Exercise Price” means $2.61 (USD) per share, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” means the shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

(d) “Securities Act” means the Securities Act of 1933, as amended.

(e) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(f) “Trading Day” means any day on which the Common Stock is traded on The NASDAQ Global Market, or, if The NASDAQ Global Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

2. EXERCISE OF WARRANT.

2.1 Mechanics of Exercise. This Warrant may be exercised in whole or in part at any time during the Exercise Period by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder): (a) a duly executed and completed Notice of Exercise in the form attached hereto; and (b) if the Holder is not electing a Cashless Exercise (as defined below) to the extent permitted pursuant to Section 2.2 below, payment to the Company of an amount equal to the Exercise Price multiplied by the number of Exercise Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash, by check or wire transfer of immediately available funds to an account designated by the Company (a “Cash Exercise”). All payments hereunder shall be made in U.S. Dollars. The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided that in the event of an exercise of this Warrant for all Exercise Shares then issuable hereunder, this Warrant is surrendered to the Company by the second (2nd) Trading Day (as defined below) following the date on which the Company has received each of (i) the Notice of Exercise and, if this Warrant is being exercised pursuant to a Cash Exercise, the Aggregate Exercise Price (collectively, the “Exercise Delivery Documents”). On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Delivery Documents, the Company shall transmit by email or facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the first (1st) Trading Day following the date on which the Company has received all of the Exercise Delivery Documents. In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error. On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been exercised, irrespective of the date such Exercise Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be. If this Warrant is submitted to the Company in connection with an exercise and the number of Exercise Shares represented by this Warrant submitted for exercise is greater than the number of Exercise Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Trading Days after any exercise and at its own expense, issue a new Warrant representing the right to purchase the number of Exercise Shares purchasable immediately prior to such exercise under this Warrant, less the number of Exercise Shares with respect to which this Warrant is exercised. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Exercise Shares upon exercise hereof.

2.2 Cashless Exercise. Notwithstanding anything contained herein to the contrary, if (i) a registration statement registering for resale the Exercise Shares under the Securities Act is not effective or available for the Exercise Shares and (ii) an exemption from registration under the Securities Act for resale of the Exercise Shares is not available for the Exercise Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C) B

For purposes of the foregoing formula:

A=	the total number of Exercise Shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price (as defined below) of the shares of Common Stock (as reported by Bloomberg (as defined below)) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Exercise Shares at the time of such exercise.

For purposes of the above calculation, “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on The NASDAQ Global Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function; or, if the foregoing does not apply, the volume-weighted average price of such security on the Tel Aviv Stock Exchange (“TASE”) in U.S. Dollars (based on the exchange rate between the New Israeli Shekel and the U.S. Dollar on such day) during the period beginning at 8:30:01 a.m., Israel Time, and ending at 4:30:00 p.m., Israel time as reported by Bloomberg, or, if no volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price in U.S. Dollars (based on the exchange rate between the New Israeli Shekel and the U.S. Dollar on such day) of any of the market makers for such security as reported by any reliable financial reporting medium; or if the foregoing doesn’t apply, in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

2.3 Limitations on Exercise. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates and any other Persons acting as a group together) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this

Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Proxy Statement, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company.

3. COVENANTS OF THE COMPANY.

3.1 Covenants to Register Exercise Shares. The Company covenants and agrees, within 30 days from the date hereof or such later time as may be agreed upon by Sunrise Securities Corp. and the Company, to register for resale the Exercise Shares pursuant to a prospectus supplement under the Company’s Registration Statement on Form S-3 (Registration No. 333-206778), subject to Holder’s timely delivery to the Company of any information reasonably requested by the Company in connection with such registration. The Holder acknowledges that the Company has no obligation to register this Warrant. The Holder agrees to indemnify and holder harmless the Company and each of its directors and officers from and against any losses, claims, damages or liabilities (joint or several) to which the Company or any of its directors or officers may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such prospectus supplement or incorporated by reference therein or in any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (each, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by the Holder to the Company or its attorneys and stated to be specifically for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any of its director or officer in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation.

3.2 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public distribution of this Warrant or Exercise Shares or any part thereof and has no present intention of selling or distributing this Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of this Warrant or the Exercise Shares. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Warrant or the Exercise Shares in violation of any applicable law or regulation, including, without limitation: the Securities Act and the rules and regulations thereunder; the Exchange Act and the rules and regulations thereunder; the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), including, if applicable, FINRA Rule 5110(g); and the rules and regulations of The NASDAQ Global Market or the Tel Aviv Stock Exchange, as applicable. The Holder represents and warrants that (i) it is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in this Warrant and, upon exercise of this Warrant, any Exercise Shares and (ii) it is experienced in making investments of this type and has such knowledge and background in financial and business matters that the Holder is capable of evaluating the merits and risks of this investment and protecting the Holder’s own interests.

4.2 Securities Are Not Registered.

(a) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act.

(b) The Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

(c) The Holder acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend prior to being registered under the Securities Act:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4 Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

4.5 Further Assurances. The Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Warrant and to comply with state or federal securities laws or other regulatory approvals.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current closing price of the Common Stock on the principal securities exchange on which the Common Stock is listed by such fraction.

7. EARLY TERMINATION. In the event of, at any time during the Exercise Period, (i) any consolidation or merger of the Company with or into another Person, (ii) the transfer of all or substantially all of the assets of the Company to another Person or (iii) the consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock of the Company, then the Company shall provide to the Holder five (5) days’ advance written notice of such transaction (which notice shall be deemed given in the event the Company makes a broadly accessible public announcement of such transaction), and this Warrant shall terminate unless exercised prior to the closing of such transaction.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights, any rights to receive notices required to be given to the Company’s stockholders, any rights to receive any dividend or other distribution of assets, or any other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. During the Exercise Period and prior to the full exercise of this Warrant for all Exercise Shares, Holder may, subject to compliance with all applicable laws and regulations and the transfer restrictions set forth herein, transfer this Warrant and all rights hereunder by surrendering this Warrant to the Company or its Transfer Agent, as directed by the Company, together with all applicable transfer taxes, whereupon the Company will, or will cause its Transfer Agent to, forthwith issue and deliver upon the order of the Holder a new Warrant registered in the name of the transferee designated by Holder, representing the right to purchase the number of Exercise Shares being transferred by the Holder and, if less than the total number of Exercise Shares then underlying this Warrant is being transferred, a new Warrant) to the Holder representing the right to purchase the number of Exercise Shares not being transferred. The acceptance of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a internationally recognized overnight courier, specifying next day delivery, with written verification of delivery. All communications shall be sent to the party to be notified at the address listed below such party’s signature on the signature page hereto, or at such other address as the party may designate by ten (10) days’ advance written notice to the other party hereto.

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York, without regard to conflict of laws principles that would cause the application of laws of any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Issuance Date set forth on the first page of this Warrant.

COMPANY:

MANNKIND CORPORATION

By:
Name:	Matthew J. Pfeffer
Title:	Corporate Vice President and Chief Financial Officer

Address:	25134 Rye Canyon Loop, Suite 300 Valencia, California 91355 Attn: Rose Alinaya

HOLDER:

[ ]

By:

Name:

Title:

Address:

NOTICE OF EXERCISE

TO: MANNKIND CORPORATION

(1) ☐ Cash Exercise. The undersigned hereby elects to purchase                          shares of the Common Stock of MANNKIND CORPORATION, a Delaware corporation (the “Company”), pursuant to the Cash Exercise terms of the attached Warrant (the “Warrant”), and tenders herewith payment of the Aggregate Exercise Price in full, together with all applicable transfer taxes, if any.

☐ Cashless Exercise. The undersigned hereby elects to purchase                          shares of the Common Stock of the Company pursuant to the Cashless Exercise terms of the Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Delivery of Exercise Shares. The Company shall deliver to the Holder                          Exercise Shares in accordance with the terms of the Warrant.

(3) The undersigned represents that (i) unless the aforesaid shares have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) unless the aforesaid shares have been registered for resale under an effective registration statement, prospectus and prospectus supplement filed with the Securities and Exchange Commission, the undersigned understands that the shares of Common Stock issuable upon exercise of the Warrant have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) unless the aforesaid shares have been registered for resale under the Securities Act, the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the period of time prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information. Do not use this form to

purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.